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The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182283

               Subject to Completion
Preliminary Prospectus Supplement dated November 18, 2014.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 22, 2012)

$

          % Senior Notes due

              We are offering $            aggregate principal amount of        % senior notes due                , which we refer to in this prospectus supplement as the "notes." We will pay interest on the notes on                and                of each year, beginning on                , 2015. The notes will mature on                 ,            .

              We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading "Description of the Notes—Optional Redemption." If a change of control triggering event occurs, we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

              The notes will be our general unsecured obligations and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness, but will be effectively junior to any secured indebtedness which we may incur in the future. The notes will not be the obligation of any of our subsidiaries. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount. For a more detailed description of the notes, see "Description of the Notes."

              Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-9 of this prospectus supplement.

	Per Note		Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to us (before expenses)(1)		%	$

(1)
Plus accrued interest, if any, from                , 2014, if settlement occurs after that date.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

              The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about                 , 2014.

BofA Merrill Lynch	BNP PARIBAS

The date of this prospectus supplement is                , 2014

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

              We have not, and the underwriters have not, authorized anyone to provide any information other than contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

              Unless we have indicated otherwise, references in this prospectus to "Fluor," the "Company," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and divisions.

              We expect that delivery of the notes will be made to investors on or about                        , 2014, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required, subject to certain exceptions, to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Those purchasers should consult their advisors.

WHERE YOU CAN FIND MORE INFORMATION

              We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act in this prospectus supplement), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (referred to as the "SEC" in this prospectus). Our SEC filings are available to the public from commercial retrieval services and over the Internet at the SEC's website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.fluor.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-ii

 INFORMATION WE INCORPORATE BY REFERENCE

              The SEC allows us to "incorporate by reference" into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

  •
  our Current Reports on Form 8-K, as filed with the SEC on February 11, 2014, March 10, 2014, May 2, 2014 and November 18, 2014.

              We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

              You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

Fluor Corporation
Attention: Investor Relations
6700 Las Colinas Boulevard
Irving, Texas 75039
Telephone Number: (469) 398-7000

S-iii

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus include or incorporate by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements made (or incorporated by reference) herein, including statements regarding our projected revenue and earnings levels, cash flow and liquidity, new awards and backlog levels and the implementation of strategic initiatives and organizational changes are forward-looking in nature. We wish to caution readers that forward-looking statements, including disclosures which use words such as we "believe," "anticipate," "expect," "estimate" and similar statements are subject to various risks and uncertainties which could cause actual results of operations to differ materially from expectations. Factors potentially contributing to such differences include, among others:

  •
  Difficulties or delays incurred in the execution of contracts, or failure to accurately estimate the resources and time necessary for our contracts, resulting in cost overruns or liabilities, including those caused by the performance of our clients, subcontractors, suppliers and joint venture or teaming partners;

  •
  Intense competition in the global engineering, procurement and construction industry, which can place downward pressure on our contract prices and profit margins;

  •
  Our failure to receive anticipated new contract awards and the related impact on revenue, earnings, staffing levels and cost;

  •
  The cyclical nature of many of the markets we serve, including our commodity-based business lines, and our vulnerability to downturns;

  •
  Current economic conditions affecting our clients, partners, subcontractors and suppliers, which may result in decreased capital investment or expenditures, or a failure to make anticipated increased capital investment or expenditures, by our clients or other financial difficulties by our partners, subcontractors or suppliers;

  •
  Client cancellations of, or scope adjustments to, existing contracts and the related impacts on staffing levels and cost;

  •
  A failure to obtain favorable results in existing or future litigation or dispute resolution proceedings (including claims for indemnification), or claims against project owners, subcontractors or suppliers;

  •
  Changes in global business, economic (including currency risk), political and social conditions;

  •
  Civil unrest, security issues, labor conditions and other unforeseeable events in the countries in which we do business, resulting in unanticipated losses;

  •
  Client delays or defaults in making payments;

  •
  Failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects;

  •
  Liabilities arising from faulty services that could result in significant professional or product liability, warranty or other claims;

  •
  Failure of our suppliers, subcontractors or joint venture partners to provide supplies or services at the agreed-upon levels or times;

  •
  The impact of anti-bribery and international trade laws and regulations;

  •
  Repercussions of events beyond our control, such as severe weather conditions, that may significantly affect operations, result in higher cost or subject us to liability claims by our clients;

S-iv

  •
  The potential impact of certain tax matters including, but not limited to, those from foreign operations and the ongoing audits by tax authorities;

  •
  Possible systems and information technology interruptions or the failure to adequately protect intellectual property rights;

  •
  Foreign exchange risks;

  •
  Failure to maintain safe work sites;

  •
  The impact of past and future environmental, health and safety regulations including climate change regulations;

  •
  Possible limitations of bonding or letter of credit capacity;

  •
  Our ability to secure appropriate insurance;

  •
  The availability of credit and restrictions imposed by credit facilities, both for us and our clients, suppliers, subcontractors or other partners;

  •
  The risks associated with acquisitions, dispositions or other investments;

  •
  Limitations on cash transfers from subsidiaries that may restrict our ability to satisfy financial obligations or to pay interest or principal when due on outstanding debt; and

  •
  Restrictions on possible transactions imposed by our charter documents and Delaware law.

              Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks, uncertainties and other factors that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements.

              Due to known and unknown risks, our actual results may differ materially from our expectations or projections. While most risks affect only future cost or revenue anticipated by us, some risks may relate to accruals that have already been reflected in earnings. Our failure to receive payments of accrued amounts or incurrence of liabilities in excess of amounts previously recognized could result in a charge against future earnings. As a result, the reader is cautioned to recognize and consider the inherently uncertain nature of forward-looking statements and not to place undue reliance on them.

              Additional information concerning these and other factors can be found in the Company's press releases and periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K, filed February 18, 2014. These filings are available publicly on the SEC's website at http://www.sec.gov, or the Company's website at http:/investor.fluor.com or upon request from the Company's Investor Relations Department at (469) 398-7220. The information on Fluor's website is not part of this prospectus. The Company cannot control such risk factors and other uncertainties, and in many cases, cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties should be considered when evaluating the Company and deciding whether to invest in its securities. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

SUMMARY

              This summary highlights information about us and the notes being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our notes. For a more complete understanding of our Company, we encourage you to read this entire document, including the information incorporated by reference in this document and the other documents to which we have referred.

 Our Company

              Fluor Corporation is a holding company that owns the stock of a number of subsidiaries. Acting through these subsidiaries, we are one of the largest professional services firms providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance as well as project management services on a global basis. We serve a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. We are also a service provider to the U.S. federal government; and we perform operations and maintenance activities for major industrial clients.

              Our business is aligned into five principal operating segments. The five segments are Oil & Gas, Industrial & Infrastructure, Government, Global Services and Power. Fluor Constructors International, Inc., which is organized and operates separately from the rest of our business, provides unionized management and construction services in the United States and Canada, both independently and as a subcontractor on projects in each of our segments.

Competitive Strengths

              As an integrated world class provider of engineering, procurement, construction, maintenance and project management services, we believe that our business model allows us the opportunity to bring to our clients on a global basis compelling business offerings that combine excellence in execution, safety, cost containment and experience. In that regard, we believe that our business strategies, which are based on certain of our core competencies, provide us with some significant competitive advantages:

              Excellence in Execution.    Given our proven track record of project completion and client satisfaction, we believe that our ability to design, engineer, construct, commission and manage complex projects often in geographically challenging locations gives us a distinct competitive advantage. We strive to complete our projects on schedule while meeting or exceeding all client specifications. In an increasingly competitive environment, we are also continually emphasizing cost controls so that our clients achieve not only their performance requirements but also their budgetary needs.

              Financial Strength.    We believe that we are among the most financially sound companies in our sector. We strive to maintain a solid financial condition, placing an emphasis on having a strong balance sheet and an investment grade credit rating. Our financial strength provides us a valuable competitive advantage in terms of access to surety bonding capacity and letters of credit which are critical to our business. Our strong balance sheet also allows us to fund our strategic initiatives, pay dividends, repurchase stock, pursue opportunities for growth and better manage unanticipated cash flow variations.

              Safety.    One of our core values and a fundamental business strategy is our constant pursuit of safety. Both for us and our clients, the maintenance of a safe and secure workplace is a key business driver. In the areas in which we provide our services, we have delivered and continue to deliver excellent safety performance, with our safety record being better than the industry average. In our estimation, a safe job site decreases risks on a project site, assures a proper environment for our employees and enhances their morale, reduces project cost and exposure and generally improves client relations. We believe that our safety record is one of our most distinguishing features.

              Global Execution Platform.    As the largest U.S.-based, publicly-traded engineering, procurement, construction and maintenance company, we have a global footprint with employees situated throughout the world. Our global presence allows us to build local relationships that permit us to capitalize on opportunities near these locations. It also allows us to mobilize quickly to international project sites.

              Market Diversity.    The Company serves multiple markets across a broad spectrum of industries and offers a wide variety of engineering, procurement, construction, fabrication and modularization, commissioning and maintenance services. We feel that our market diversity is a key strength of our Company that helps to mitigate the impact of the cyclicality in the markets we serve. Just as important, our concentrated attention on market diversification allows us to achieve more consistent growth and deliver solid returns. We believe that our continued strategy of maintaining a good mixture within our entire business portfolio permits us to both focus on our more stable business markets and to capitalize on developing our cyclical markets when the timing is appropriate. This strategy also allows us to better weather any downturns in a specific market by emphasizing markets that are strong.

              Client Relationships.    Our culture is based on putting the customer at the center of everything we do. We actively pursue relationships with new clients while at the same time building on our long-term relationships with existing clients. We continue to believe that long-term relationships with existing, sometimes decades-old, clients serves us well by allowing us to better understand and be more responsive to their requirements. Regardless of whether our clients are new or have been with us for many years, our ability to successfully foster relationships is a key driver to the success of our business.

              Risk Management.    We believe that our ability to assess, understand, gauge and mitigate project risk, especially in difficult locations or circumstances or in a fixed-price contracting environment, gives us the ability to selectively enter into markets or accept projects where we feel we can best manage risks. We have an experienced management team, particularly in risk management and project execution, which helps us to better anticipate and understand potential risks and, therefore, how to manage them. Our risk management capabilities allow us to better control costs and ensure timely performance, which in turn leads to clients who are satisfied with the delivered product.

General Operations

              Our services fall into five broad categories: engineering, procurement, construction, maintenance and project management. We offer these services independently as well as on a fully integrated basis. Our services can range from basic consulting activities, often at the early stages of a project, to complete design-build contracts.

  •
  In engineering, our expertise ranges from traditional engineering disciplines such as piping, mechanical, electrical, control systems, civil, structural and architectural to advanced engineering specialties including process engineering, chemical engineering, simulation, enterprise integration, integrated automation processes and interactive 3-D modeling. As part of these services, we often provide conceptual design services, which allow us to align each project's function, scope, cost and schedule with the client's objectives in order to optimize project success. Also included within these services are such activities as feasibility studies, project development planning, technology evaluation, risk management assessment, global siting, constructability reviews, asset optimization and front-end engineering.

  •
  Our procurement organization offers traditional procurement services as well as supply chain solutions aimed at improving product quality and performance while also reducing project cost and schedule. Our clients benefit from our global sourcing and supply expertise, global purchasing power, technical knowledge, processes, systems and experienced global resources. Our traditional procurement activities include strategic sourcing, material management, contracts management, buying, expediting, supplier quality inspection, logistics and trade compliance.

  •
  In construction, we mobilize, execute, commission and demobilize projects on a self-perform or subcontracted basis or through construction management as the owner's agent. Generally, we are responsible for the completion of a project, often in difficult locations and under challenging circumstances. We are frequently designated as a program manager, where a client has facilities in multiple locations, complex phases in a single project location, or a large-scale investment in a facility. Depending upon the project, we often serve as the primary contractor or we may act as a subcontractor to another party. We also provide a variety of fabrication and modularization services, including integrated engineering and modular fabrication and assembly, modular construction and asset support services.

  •
  Under our operations and maintenance contracts, our clients ask us to operate and maintain large, complex facilities for them. We do so through the delivery of total maintenance services, facility management, plant readiness, commissioning, start-up and maintenance technology, small capital projects and turnaround and outage services, on a global basis. Among other things, we can provide key management, staffing and management skills to clients on-site at their facilities. Our operations and maintenance activities can also include routine and outage/turnaround maintenance services, general maintenance and asset management, emissions reduction technologies and services, and restorative, repair, predictive and prevention services.

  •
  Project management is required on every project, with the primary responsibility of managing all aspects of the effort to deliver projects on schedule and within budget. We are often hired as the overall program manager on large complex projects where various contractors and subcontractors are involved and multiple activities need to be integrated to ensure the success of the overall project. Project management services include logistics, development of project execution plans, detailed schedules, cost forecasts, progress tracking and reporting, and the integration of the engineering, procurement and construction efforts. Project management is accountable to the client to deliver the safety, functionality and financial performance requirements of the project.

Corporate Information

              We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement and the accompanying prospectus. Our website address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

 The Offering

              The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more detailed description of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus.

Issuer	Fluor Corporation
Notes offered	$ aggregate principal amount of notes.
Maturity	The notes will mature on , .
Interest rate	The notes will bear interest at % per year.
Interest payment dates	and of each year, commencing on , 2015.
Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, including all other unsubordinated debt securities issued under the indenture, from time to time outstanding. The indenture does not restrict the issuance by us or our subsidiaries of senior unsecured indebtedness. See "Description of the Notes."

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
Further issuances

We may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the applicable series of notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise, provided that if the further notes are not fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes, the further notes will have a separate CUSIP number.

Optional redemption

We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes. Prior to                ,      (the date that is            months prior to the scheduled maturity date of the notes), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points.

On or after                ,       (the date that is        months prior to the scheduled maturity date of the notes), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of the notes to be redeemed.

Offer to repurchase upon change of control triggering event

If we experience a Change of Control Triggering Event (as defined herein), we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

Certain covenants	The indenture governing the notes contains covenants that restrict our ability, with certain exceptions, to:
• incur debt secured by liens;
• engage in sale and leaseback transactions; and
• consolidate with, sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, partnership, joint venture, trust or certain other entities.
See "Description of the Notes—Certain Covenants" and "Description of the Debt Securities—Merger."
DTC eligibility

The notes of each series will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, or its nominee. See "Description of the Notes—Book-Entry Delivery and Settlement."

Same-day settlement

Beneficial interests in the notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of proceeds

We expect to receive net proceeds, after deducting underwriting discounts but before deducting other offering expenses, of approximately $            million from this offering. We intend to use the net proceeds from this offering for general corporate purposes, including our stock repurchase program.

No listing of the notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing law	The notes and the indenture will be governed by the laws of the State of New York.
Risk factors

Investing in the notes involves risk. See "Risk Factors" on page S-9 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein or therein for a discussion of certain risks you should consider in connection with an investment in the notes.

Trustee, registrar and paying agent	Wells Fargo Bank, National Association

 Summary Consolidated Financial and Other Data

              The table below sets forth a summary of our financial and other statistical data for the periods presented. We derived the financial data as of and for the years ended December 31, 2011, 2012 and 2013 from our audited consolidated financial statements. We derived the financial data as of and for the nine months ended September 30, 2013 and 2014 from our unaudited consolidated financial statements. In the opinion of our management, our unaudited consolidated financial statements were prepared on the same basis as our audited consolidated financial statements and contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information presented and may not necessarily be indicative of full year results. Prospective investors should read the summary of financial and other statistical data in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
(USD in thousands, except ratios)	2011	2012	2013	2013	2014
				(unaudited)
Financial Data
Revenues:
Oil & Gas	$7,961,695	$9,513,951	$11,519,858	$8,518,446	$8,778,821
Industrial & Infrastructure	10,705,416	13,237,791	11,081,671	8,879,520	4,370,583
Government	3,398,243	3,304,651	2,749,068	2,100,967	1,806,875
Global Services	572,612	679,633	611,807	453,993	428,320
Power	743,433	841,109	1,389,169	1,107,242	691,782

Total revenue	23,381,399	27,577,135	27,351,573	21,060,168	16,076,381
Total cost and expenses:
Total cost of revenue	22,232,483	26,692,138	25,986,382	20,030,907	15,038,616
Other (income) expenses:
Corporate general and administrative expenses	163,460	151,010	175,148	110,590	129,615
Net interest (income) expense	(16,360)	482	12,444	8,890	8,009

Total cost and expenses	22,379,583	26,843,630	26,173,974	20,150,387	15,176,240

Earnings from continuing operations before taxes	1,001,816	733,505	1,177,599	909,781	900,141
Income tax expense	303,729	162,438	354,573	271,834	282,919

Earnings from continuing operations	698,087	571,067	823,026	637,947	617,222
Loss from discontinued operations, net of tax	—	—	—	—	(199,042)

Net earnings	698,087	571,067	823,026	637,947	418,180
Net earnings attributable to noncontrolling interests	(104,359)	(114,737)	(155,315)	(137,031)	(121,814)

Net earnings attributable to Fluor Corporation	593,728	456,330	667,711	500,916	296,366
Amounts attributable to Fluor Corporation:
Earnings from continuing operations	593,728	456,330	667,711	500,916	495,408
Loss from discontinued operations, net of taxes	—	—	—	—	(199,042)

Net earnings	593,728	456,330	667,711	500,916	296,366
Total assets	8,268,364	8,276,043	8,323,850	8,727,168	8,048,705
Convertible senior notes	19,458	18,472	18,398	18,398	18,324
Other borrowings(1)	—	2,320	11,441	7,035	11,498
Current liabilities	3,838,199	3,887,114	3,407,160	3,812,181	3,303,277
Long-term debt due after one year	513,500	520,205	496,604	496,494	496,935
Total shareholders' equity	3,395,525	3,341,295	3,756,987	3,793,612	3,558,881
Ratio of earnings to fixed charges	22.36x	13.18x	20.52x	21.33x	19.61x
Cash provided by operating activities	889,769	628,378	788,906	702,543	407,349
Cash utilized by investing activities	(436,424)	(38,347)	(234,610)	(133,733)	(180,720)
Cash utilized by financing activities	(395,825)	(616,626)	(369,569)	(135,715)	(562,274)
Dividends paid	87,678	128,650	78,716	52,457	92,975
Repurchases of common shares	639,556	389,233	200,052	—	410,637

(1)
Primarily represents amounts outstanding under a short-term credit facility (2014 and 2013) and equipment loans (2012).

	Year Ended December 31,			Nine Months Ended September 30,
(USD in thousands, except ratios)	2011	2012	2013	2013	2014
				(unaudited)
Other Data:
Backlog
Oil & Gas	15,067,363	18,181,240	20,002,726	18,740,140	26,502,913
Industrial & Infrastructure	21,482,365	17,163,010	10,492,727	13,805,688	8,714,547
Government	1,091,360	977,885	2,404,551	1,796,370	5,218,251
Power	1,842,636	1,877,306	2,007,140	2,138,948	1,834,123

Total backlog	39,483,724	38,199,441	34,907,144	36,481,146	42,269,834
United States	8,572,157	9,444,792	12,664,176	12,550,992	11,887,326
The Americas	12,222,857	13,355,336	8,349,634	10,442,113	14,028,476
Europe, Africa and the Middle East	8,172,062	9,553,013	11,363,338	10,915,570	12,775,713
Asia Pacific	10,516,648	5,846,300	2,529,996	2,572,471	3,578,319

Total backlog	39,483,724	38,199,441	34,907,144	36,481,146	42,269,834

RISK FACTORS

              An investment in the notes involves risk. Prior to making a decision about investing in our notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated herein by reference. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.

Risks Relating to the Notes

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

              The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness and liabilities but junior to any secured indebtedness and effectively junior to the debt and other liabilities of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries that secure that debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

              If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

              The indenture under which the notes will be issued does not limit the amount of indebtedness that we and our subsidiaries may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

              After giving effect to this notes offering, our total indebtedness at September 30, 2014 would have been approximately $             million. Additionally, we have the ability under our existing revolving and letter of credit facilities to incur substantial additional indebtedness in the future. Our level of indebtedness could have important consequences to you. For example, it could:

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increase our vulnerability to adverse economic or industry conditions;

  •
  limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

  •
  place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

              Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We are a holding company and depend on the business of our subsidiaries to satisfy our cash needs. If we cannot generate or receive the required cash from our subsidiaries, we may not be able to make the necessary payments under the notes.

              Our ability to make payments on our indebtedness, including the notes, will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

              All of our operations are conducted through our subsidiaries. As a result, our ability to service our debt, including our obligations under the notes and other obligations, is dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. Finally, changes in the laws of foreign jurisdictions in which we operate may adversely affect the ability of some of our foreign subsidiaries to repatriate funds to us.

              Additionally, our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

An active trading market for the notes may not develop.

              There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar debt securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the terms related to optional redemption of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

              The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

USE OF PROCEEDS

              We expect to receive net proceeds, after deducting the underwriting discount but before deducting other offering expenses, of approximately $             million from this offering. We intend to use the net proceeds from this offering for general corporate purposes, including our stock repurchase program.

              Pending final use, we may invest the net proceeds from this offering in time deposits or marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods presented.

Year Ended December 31,
					Nine Months Ended September 30, 2014
2009	2010	2011	2012	2013
25.00x	11.42x	22.36x	13.18x	20.52x	19.61x

              We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of (i) earnings from continuing operations before provision for income taxes, plus (ii) fixed charges, less (iii) equity in earnings from less than 50 percent owned investees, net of distributions, less (iv) earnings (before taxes) attributable to noncontrolling interests. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

              We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

 CAPITALIZATION

              The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2014:

  •
  on a historical basis; and

  •
  as adjusted to give effect to this offering and the application of the proceeds therefrom as described under "Use of Proceeds."

              You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference in this prospectus supplement, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2014
(USD in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$2,401.5	$

Capitalization:
Short-term debt:
1.5% convertible senior notes due 2024	$18.3	$
Other borrowings(2)	11.5

Total short-term debt	$29.8	$
Long-term debt:
$1,800 million revolving loan and letter of credit facility due 2019(3)	$—	$
$1,700 million revolving loan and letter of credit facility due 2019(3)	—
3.375% senior notes due 2021	496.9
Senior notes offered hereby	—

Total long-term debt	$496.9	$

Total debt	$526.7	$
Total shareholders' equity	$3,558.9	$

Total capitalization	$4,085.6	$

(1)
Includes current and non-current marketable securities.

(2)
Primarily represents amounts outstanding under a short-term credit facility.

(3)
As of September 30, 2014, we had $5,400 million in lines of credit (including $3,500 million of committed and $1,900 million of uncommitted lines of credit), under which $1,300 million in letters of credit were outstanding.

DESCRIPTION OF THE NOTES

              The notes will constitute a series of debt securities to be issued under an indenture dated as of September 8, 2011 (as previously amended on June 22, 2012, the "base indenture") between us and Wells Fargo Bank, National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture to be dated as of                                    , 2014 (the "supplemental indenture," and together with the base indenture, the "indenture"). The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939 (the "TIA"), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the TIA. Unless the context requires otherwise, all references to "we," "us," "our," the "Company" and "Fluor" in this section refer solely to Fluor Corporation and not to its subsidiaries.

              The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

              The notes will be issued in an initial aggregate principal amount of $        and will mature on                        ,           . The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.

              Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from                        , 2014, or from the most recent date to which interest has been paid or provided for, payable semi-annually on                and                of each year, beginning on                                    , 2015, to the persons in whose names the notes are registered in the security register at the close of business on the        or        preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

              The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), provided that if the additional notes are not fungible with the notes being issued in this offering for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions.

              The indenture does not limit our ability, or the ability of our subsidiaries, to incur additional indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein and in the accompanying prospectus) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

              There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

              The notes will be our senior unsecured obligations and will rank equally in right of payment with our 3.375% senior notes due 2021 and any of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior to liabilities of our subsidiaries. As of September 30, 2014, the aggregate principal amount of our indebtedness was approximately $526.7 million (excluding intercompany liabilities). Additionally, we have the ability under our existing revolving loan and letter of credit facilities to incur substantial additional indebtedness in the future.

              The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries.

Optional Redemption

              We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes. Prior to                        ,    (the date that is                months prior to the scheduled maturity date of the notes), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points.

              On or after                ,        (the date that is                months prior to the scheduled maturity date of the notes), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of the notes to be redeemed.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

              "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than six such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

              "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with the depository's procedures.

Change of Control Triggering Event

              Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under "—Optional Redemption" by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

              Unless we have exercised our right to redeem all outstanding notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

              On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

              We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

              We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

              For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

              "Change of Control" means the occurrence of any of the following after the date of issuance of the notes:

                  (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fluor and its subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Fluor or one of its subsidiaries;

                  (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Fluor or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee's shares are held by a trustee under said plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

                  (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

                  (4)   the first day on which a majority of the members of our board of directors are not Continuing Directors; or

                  (5)   the adoption of a plan relating to our liquidation or dissolution.

              Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly-owned subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

              "Change of Control Triggering Event" means, with respect to the notes, (i) the rating of such notes is lowered by two out of three of the Rating Agencies on any date during the period (the "Trigger Period") commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) such notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

              Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

              "Continuing Director" means, as of any date of determination, any member of our board of directors who: (1) was a member of such board of directors on the date of issuance of the notes or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

              "Fitch" means Fitch Ratings, Inc. and its successors.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of "Rating Agency."

              "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

              "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P or Fitch ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

              "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

              For purposes of the notes, the following definition is applicable:

              "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

              The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Fluor and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Fluor and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Restrictions on Liens

              We will not, nor will we permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or on any shares of stock or indebtedness of any Domestic Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the notes (together with, if we shall so determine, any other indebtedness of or guaranteed by us or such Domestic Subsidiary ranking equally with the notes then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to:

  (i)
  Liens on property, shares of stock or indebtedness of or guaranteed by any Person existing at the time such Person becomes a Domestic Subsidiary;

  (ii)
  Liens on property existing at the time of acquisition thereof, or to secure the payment of all or part of the purchase or construction price of property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the property;

  (iii)
  Liens in favor of us or any Subsidiary;

  (iv)
  Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the property of a Person as an entirety or substantially as an entirety by us or a Domestic Subsidiary;

  (v)
  Liens on our property or that of a Domestic Subsidiary in favor of the United States of America or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);

  (vi)
  Liens imposed by law, for example mechanics', workmen's, repairmen's, banker's or other similar Liens or rights of set-off arising in the ordinary course of business;

  (vii)
  pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

  (viii)
  Liens in connection with legal proceedings;

  (ix)
  Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, of which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

  (x)
  Liens consisting of restrictions on the use of real property that do not interfere materially with the property's use;

  (xi)
  Liens existing on the date of the indenture; and

  (xii)
  any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Domestic Subsidiaries secured by such Lien immediately after such refinancing, extension, renewal or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Domestic Subsidiaries so secured immediately prior to such refinancing, extension, renewal or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such refinancing, extension, renewal or replacement, and (b) such refinancing, extension, renewal or replacement shall be limited to all or a part of the same Principal Property (and any improvements thereon), any shares of stock or indebtedness of any Domestic Subsidiary which secured any Debt of ours or any of our Domestic Subsidiaries immediately prior to such refinancing, extension, renewal or replacement.

              Notwithstanding the above, we and any one or more Domestic Subsidiaries may, without securing the notes, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of Debt which would otherwise be subject to the foregoing restrictions then outstanding (not including secured Debt permitted under the foregoing exceptions) plus Attributable Debt relating to sale and leaseback transactions (as described below) does not exceed 15% of our Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

              The consummation of any sale and leaseback transaction by us or any Domestic Subsidiary of any Principal Property (whether owned as of the issue date of the notes or thereafter acquired) is prohibited following the date of the supplemental indenture governing the notes unless:

  (i)
  we or such Domestic Subsidiary would be entitled under the indenture to issue, assume or guarantee Debt secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions described above under "Restrictions on Liens" or

  (ii)
  within 180 days, an amount in cash equal to such Attributable Debt is applied to (a) the retirement of Senior Debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Senior Debt or (b) the purchase, construction, development, expansion or improvement of other comparable property, in the case of both (a) and (b) above, in an amount not less than the greater of:

  •
  the net proceeds of the sale of the Principal Property leased pursuant to the arrangement, or

  •
  the fair market value of the Principal Property so leased.

              The restrictions described above do not apply:

  (i)
  to a sale and leaseback transaction between us and a Domestic Subsidiary or between Domestic Subsidiaries, or that involves the taking back of a lease for a period of less than three years, or

  (ii)
  if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the total discounted net amount of rent required to be paid during the remaining term of any lease relating to all outstanding sale and leaseback transactions (other than sale and leaseback transactions otherwise permitted under this captioned section) plus all outstanding secured Debt pursuant to the "Restrictions on Liens" covenant above, does not exceed 15% of our Consolidated Net Tangible Assets.

Certain Definitions Relating to Our Restrictive Covenants

              Following are the meanings of the terms that are important in understanding the restrictive covenants previously described.

              "Attributable Debt" is defined as the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

              "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company computed in accordance with U.S. generally accepted accounting principles and contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or if, at such date, the Company shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), the Company's then most recent consolidated annual or quarterly balance sheet prepared in accordance with U.S. generally accepted accounting principles.

              "Debt" is defined as indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined. Notwithstanding anything to the contrary contained herein, "Debt" of the Company and its Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in FASB Interpretation No. 46, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) by separate line item in the balance sheet of the Company and its Subsidiaries as non-recourse to the Company and its Subsidiaries.

              "Domestic Subsidiary" is defined as a Subsidiary (a) which is a United States-organized (other than the territories and possessions thereof) legal entity and (b) which owns any Principal Property.

              "Liens" is defined as any mortgage, pledge, lien or other encumbrance.

              "Principal Property" is defined as each plant, warehouse, equipment yard, distribution facility or office located within the United States (other than the territories and possessions thereof) and owned or leased by the Company or a Domestic Subsidiary which has a gross book value in excess of 2% of Consolidated Net Tangible Assets other than a plant, warehouse, equipment yard, distribution facility or office, or portion thereof which, in the opinion of the Company's Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

              "Senior Debt" means any Debt of the Company or its Subsidiaries other than Subordinated Debt.

              "Subordinated Debt" means any Debt of the Company which is expressly subordinated in right of payment to the notes.

              "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

Events of Default

              See "Description of The Debt Securities—Events of Default" in the accompanying prospectus.

Book-Entry Delivery and Settlement

              Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of The Depository Trust Company ("DTC"), and registered in the name of DTC or a nominee thereof. Purchasers of the notes can hold beneficial interests in the global notes only through DTC, or through the accounts that Clearstream Banking, société anonyme, Luxembourg, or Euroclear Bank, S.A./N.V., as operator of the Euroclear System, maintain as participants in DTC.

              A description of DTC's procedures with respect to the global securities is set forth in the sections "Description of The Debt Securities—Global Debt Securities" in the accompanying prospectus.

Trustee

              Wells Fargo Bank, National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

              The following is a summary of the material United States federal income and estate tax considerations relating to the ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended ("the Code"), Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the United States federal income tax treatment of debt instruments as of the date hereof. These authorities may be changed, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below.

              This summary assumes that you purchased your notes upon their initial issuance at their initial offering price (the first price at which a substantial amount of the notes are sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and that you held your notes, and you will hold your notes, as capital assets for United States federal income tax purposes (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

  •
  holders subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  expatriates;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  brokers;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  U.S. Holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; or

  •
  partnerships or other pass-through entities or investors therein.

              If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold notes, you should consult your tax advisor regarding the tax consequences of holding the notes to you.

              You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

              The following is a summary of the general United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders," below. "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is includable in gross income for United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Certain Additional Payments

              There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, as described under "Description of Notes—Change of Control Triggering Event." We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service ("IRS"). If the IRS takes a contrary position, you may be required to accrue interest income based upon a "comparable yield" (as defined in the Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. You should consult your tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

              Stated interest on the notes will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. It is expected, and the following discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

Dispositions of Notes

              Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal your cost of the note.

              Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than 12 months. If you are a non-corporate U.S. Holder, long-term capital gains recognized by you generally will be taxable at a reduced rate. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

              For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% Medicare tax on the lesser of (1) your "net investment income" for the relevant taxable year and (2) the excess of your modified gross income for the taxable year over a certain threshold. Your net investment income will generally include your gross interest income and your net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

              If you are an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

              In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient (such as a corporation). Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number ("TIN") or certification of exempt status, furnish an incorrect TIN, or have been notified by the IRS, that payments to you are subject to backup withholding.

              You should consult your tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability and you may claim a refund provided that you furnish the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

Non-U.S. Holders

              As used in this prospectus supplement, the term "Non-U.S. Holder" means a beneficial owner of a note (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Payments of Interest

              Under United States federal income tax law, and subject to the discussions of backup withholding, FATCA and income effectively connected with a United States trade or business below, payments of interest made to you on the notes will not be subject to United States federal income or withholding tax, provided that:

    1.
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

    2.
    you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership; and

    3.
    you have certified your nonresident status as described below.

              You can meet the certification requirement by furnishing to the withholding agent prior to the payment an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person. If you hold the note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent. The agent will then be required to provide certification to us or the withholding agent, either directly or through other intermediaries.

              If you cannot satisfy the requirements described above, payments of interest made to you on the notes will generally be subject to the 30% United States federal withholding of tax, unless you provide the withholding agent either with (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), claiming an exemption from (or a reduction of) withholding under the benefits of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding of tax because the interest is effectively connected with your conduct of a trade or business in the United States (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), as described below under "—Income or Gain Effectively Connected with a United States Trade or Business."

Dispositions of Notes

              Generally, subject to the discussions below concerning backup withholding and FATCA, no deduction for any United States federal withholding of tax will be made from any principal payments or from gain that you realize on the sale, exchange or other disposition of your note. In addition, you will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless: (1) that gain or income is effectively connected with the conduct of your trade or business in the United States or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. If you are described in clause (1), see "—Income or Gain Effectively Connected with a United States Trade or Business," below. If you are described in clause (2), any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), although the amount of gain subject to tax may be offset by certain losses.

Income or Gain Effectively Connected with a United States Trade or Business

              If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a United States trade or business conducted by you (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States), then the income or gain will be subject to United States federal income tax at regular graduated income tax rates, but will not be subject to United States withholding of tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your United States trade or business (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States) may be subject to an additional "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate, provided certain certification requirements are met.

Backup Withholding and Information Reporting

              Generally, information returns will be filed with the IRS in connection with payments of interest on the notes. Information reporting may be filed with the IRS in respect of proceeds from the sale or other disposition of the notes. You may be subject to backup withholding of tax on these payments unless you comply with certain certification procedures to establish that you are not a United States person. The certification procedures required to claim an exemption from withholding tax on interest described above will generally satisfy the certification requirements necessary to avoid backup withholding as well.

              Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability and you may claim a refund provided that you furnish the required information to the IRS on a timely basis.

FATCA

              Pursuant to the Foreign Account Tax Compliance Act, or "FATCA," unless an exemption applies, foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain new information reporting rules with respect to their U.S. account holders and investors or be subject to a new 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments generally include U.S.-source interest and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Under the applicable final Treasury regulations and IRS Notice 2013-43, withholding under FATCA will generally apply to payments of U.S.-source interest, although withholding will be deferred until January 1, 2017 for gross proceeds from dispositions of debt securities. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

              We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, you might be eligible for refunds or credits of such taxes.

              You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

              You should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of notes, including the applicability and effect of any state, local or non-United States tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
BNP Paribas Securities Corp.

Total	$

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of        % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the underwriting discount and commission to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%

              The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

Alternative Settlement

              We expect that delivery of the notes will be made to investors on or about                        , 2014, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required, subject to certain exceptions, to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Those purchasers should consult their advisors.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

              We have agreed that we will not, until the closing date of this offering, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. are parties to and lenders under each of our $1,800 million existing revolving loan and letter of credit facility and our $1,700 million existing revolving loan and letter of credit facility. Each of our $1,800 million existing revolving loan and letter of credit facility and our $1,700 million existing revolving loan and letter of credit facility were negotiated on an arms' length basis and contain customary terms pursuant to which the lenders receive customary fees.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice To Prospective Investors In The European Economic Area

              In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of notes may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

    provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

              The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

              Jones Day will pass upon the validity of the notes. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

              The consolidated financial statements of Fluor Corporation included in Fluor Corporation's Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Fluor Corporation's internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of December 31, 2013, given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

        We will provide the specific terms of the securities in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        We may offer from time to time:

  •
  Debt Securities;

  •
  Common Stock;

  •
  Preferred Stock; and

  •
  Warrants.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "FLR." We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Investing in these securities involves risks. Please read carefully "Risk Factors" beginning on page 5 of this prospectus for a discussion of risks you should consider before investing.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (referred to as the SEC in this prospectus) using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of that offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the net proceeds to us. Any dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any free-writing prospectus. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement and any free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        Unless we have indicated otherwise, references in this prospectus to "Fluor," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and divisions.

FLUOR CORPORATION

        Fluor Corporation is a holding company that owns the stock of a number of subsidiaries. Acting through these subsidiaries, we are one of the largest professional services firms providing engineering, procurement, construction and maintenance as well as project management services on a global basis. We serve a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. We are also a primary service provider to the U.S. federal government; and we perform operations and maintenance activities for major industrial clients. We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act in this prospectus), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the Internet web site maintained by the SEC at http://www.sec.gov.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities we may offer. As permitted by the SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You may refer to the registration statement, and the accompanying exhibits, for more information about us and our securities. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows information to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC (other than information contained in any such reports that is furnished and deemed not filed). These documents contain important information about us.

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on February 2, 2012, March 14, 2012 and May 8, 2012; and

  •
  The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on September 20, 2000 (as amended by Amendment No. 1 thereto on Form 10/A, filed with the SEC on November 22, 2000).

        All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information contained in any Current Report on Form 8-K that is furnished and deemed not filed) will also be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

        Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing at the following address: Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, Attention: Investor Relations; by telephone at (469) 398-7000; or via email at investor.relations@fluor.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "should" and similar expressions are intended to be among the statements that identify forward-looking statements. In particular, all statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding our projected revenue and earnings levels, new awards and backlog levels and the implementation of strategic initiatives and organizational changes are forward-looking statements. These statements are not guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what we express or forecast in these forward-looking statements. All forward-looking statements made in this prospectus are made as of the date hereof and all forward-looking statements made in any prospectus supplement are made as of the date thereof, and the risk that actual results will differ materially from expectations expressed in this prospectus and any prospectus supplement will increase with the passage of time. We undertake no duty to update any forward-looking statement to reflect future events or changes in our expectations, except as required by law.

        A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included under the heading "Risk Factors" in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (which is incorporated into this prospectus and any applicable prospectus supplement by reference) and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 2 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Updated discussions of such risks and uncertainties may be included in our Quarterly Reports and Annual Reports for subsequent periods. See "Where You Can Find More Information." In addition, please see the risk factors described in any applicable prospectus supplement. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

 RISK FACTORS

        Before you invest in the securities registered under this prospectus, you should carefully consider the "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

  •
  capital expenditures;

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  acquisitions;

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  working capital;

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  repayment or refinancing of debt; and

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  repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

 SELECTED FINANCIAL DATA

        In the first quarter of 2012, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2011-05, "Presentation of Comprehensive Income" and ASU 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05," which amend certain guidance in Accounting Standards Codification ("ASC") 220, "Comprehensive Income." These updates revise the manner in which entities present comprehensive income in their financial statements. As a result of the adoption of ASU 2011-05, we report a separate but consecutive Consolidated Statement of Comprehensive Income following the Consolidated Statement of Earnings. The following table illustrates how the Consolidated Statement of Comprehensive Income would be reported for the historical financial statements incorporated by reference.

	Year Ended December 31,
(Unaudited, in thousands)	2011	2010	2009
NET EARNINGS	$698,087	$441,082	$732,875
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Foreign currency translation adjustment(1)	(40,118)	36,250	86,961
Ownership share of equity method investee's other comprehensive loss(2)	(23,791)	(19,791)	—
Pension plan adjustment(3)	58,451	28,274	49,043
Unrealized gain (loss) on derivative contracts(4)	(12,342)	2,416	3,097
Unrealized gain (loss) on available-for-sale securities(5)	(445)	(137)	1,120

TOTAL OTHER COMPREHENSIVE INCOME, NET OF TAX	(18,245)	47,012	140,221

COMPREHENSIVE INCOME	679,842	488,094	873,096

COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(109,095)	(85,922)	(52,225)

COMPREHENSIVE INCOME ATTRIBUTABLE TO FLUOR CORPORATION	$570,747	$402,172	$820,871

(1)
Net of deferred tax benefit of $26.6 million during the year ended December 31, 2011, and deferred tax expense of $20.3 million and $49.7 million during the years ended December 31, 2010 and 2009, respectively.

(2)
Net of deferred tax benefit of $9.7 million and $12.7 million during the years ended December 31, 2011 and 2010, respectively.

(3)
Net of deferred tax expense of $35.1 million, $17.0 million and $29.4 million during the years ended December 31, 2011, 2010 and 2009, respectively.

(4)
Net of deferred tax benefit of $7.1 million during the year ended December 31, 2011, and deferred tax expense of $0.8 million and $1.9 million during the years ended December 31, 2010 and 2009, respectively.

(5)
Net of deferred tax benefit of $0.3 million and $0.1 million during the years ended December 31, 2011 and 2010, respectively, and deferred tax expense of $0.9 million during the year ended December 31, 2009.

RATIO OF EARNINGS TO FIXED CHARGES

        We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Three Months Ended March 31, 2012
		Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	16.21x	22.73x	11.42x	25.00x	14.65x	8.61x

        We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of (i) earnings from continuing operations before provision for income taxes, plus (ii) fixed charges, less (iii) equity in earnings from less than 50% owned investees, net of distributions, less (iv) earnings (before taxes) attributable to noncontrolling interests. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Fluor Corporation, and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, between us and Wells Fargo Bank, National Association, as trustee. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and a trustee to be named therein. We refer to both the senior indenture and the subordinated indenture as the indentures, and to the trustee under each of the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. We have summarized the material provisions of the indentures in this section, but this is only a summary. The statements made hereunder relating to the indentures and the debt securities do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The senior indenture and the form of subordinated indenture have been filed with the SEC and are incorporated by reference in our registration statement of which this prospectus is a part. See "Where You Can Find More Information." The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

        The debt securities will be direct obligations of the Company and will not constitute obligations of our subsidiaries. Because we are a holding company and operations are conducted by our subsidiaries, however, our ability to meet our debt obligations depends upon the earnings of, and dividends and other payments from, our subsidiaries. Furthermore, the debt securities offered hereby will effectively be subordinated to all existing and future liabilities of our subsidiaries, including claims of creditors and certain security holders of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company. The indentures under which the debt securities are to be issued do not contain any limitation on our or our subsidiaries' ability to incur additional debt.

        The debt securities will be unsecured obligations. Any secured debt we incur and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other secured obligations.

        Generally, the senior debt securities issued under the senior indenture will rank equally with all of our other senior debt and unsubordinated debt. All series of senior debt securities issued under the senior indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities issued under the subordinated indenture will be subordinated, in right of payment, to the prior payment in full of our senior debt. The subordinated debt securities issued under the subordinated indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. See "—Subordination." We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

  •
  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

  •
  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

  •
  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

  •
  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

  •
  the currency in which the debt securities may be denominated or payable;

  •
  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

  •
  our right, if any, to extend the interest payment periods or defer the payment of interest on the debt securities and the duration of such extensions or deferral;

  •
  the form of the debt securities, including such legends as required by law or as we deem necessary or appropriate and the form of any temporary global security that may be issued;

  •
  the ranking of such debt securities as senior debt securities or subordinated debt securities;

  •
  the name of any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

  •
  whether the debt securities are convertible into shares of our common stock and, if so, the terms and conditions of such conversion;

  •
  any other restrictive covenants, additional events of default or changes to the events of default set forth in the indentures that will apply to the debt securities (see "—Events of Default" below);

  •
  if exercised, our right to defease the covenants applicable to the debt securities;

  •
  whether the debt securities are subject to a periodic offering; and

  •
  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will describe any federal income tax consequences and other special considerations applicable to discounted debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid to such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        Unless otherwise specified in the prospectus supplement, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

Events of Default

        An Event of Default with respect to the debt securities of any series is defined in the indentures as:

  •
  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

  •
  default in the performance or breach of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        In case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute such proceeding as trustee, and offered indemnity reasonably satisfactory to it, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, partnership, joint venture, trust or certain other entities if:

  •
  either the Company is the continuing entity or the successor entity is a U.S. entity and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

  •
  immediately after such consolidation, sale, conveyance, lease or merger, the Company, or such successor entity, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

        In case of any such consolidation, merger, sale, lease or conveyance, any successor entity will succeed to and be substituted for the Company under the indentures, with the same effect as if it had been named in the indentures.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

  •
  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

  •
  reduce the percentage of debt securities of such series required to consent to any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

  •
  reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security, which is a security that provides for an amount less than the principal to be due and payable upon such acceleration.

        Additionally, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities:

  •
  to convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for one or more series of debt securities or to provide that any of the Company's obligations under any debt security or the related indenture will be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

  •
  to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company;

  •
  to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of any series of debt securities and, if such additional covenants are to be for the benefit of less than all the series of debt securities, stating that such covenants are being added solely for the benefit of such series;

  •
  to add additional events of default for the benefit of holders of certain series of debt securities (see "—Events of Default" above);

  •
  to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture as the board of directors may deem necessary or desirable and that does not materially and adversely affect the interests of the holders of the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  •
  to evidence and provide for the acceptance of the appointment by a successor trustee and to add to or change any provisions as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Discharge and Defeasance

        Satisfaction and Discharge of Indenture.    The indentures provide that the Company shall be deemed to have satisfied, and to be discharged from, all of its obligations under the indenture with respect to any series of debt securities if at any time:

  •
  the Company has paid the principal of and interest on all outstanding debt securities of such series when due and payable;

  •
  the Company has delivered to the trustee for cancellation all debt securities of such series that were previously authenticated; or

  •
  such debt securities have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which through the payment of principal and interest in accordance with their terms will provide funds, in each case, in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or other payments thereon, on the scheduled due dates therefor.

However, certain obligations of the Company shall continue in effect, such as to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to compensate and indemnify the trustee, and certain rights of holders of the debt securities of such series shall continue in effect, such as the right to be paid the principal of and interest, if any, on all debt securities of such series when due.

        Defeasance.    The indentures provide that the Company may defease the covenants applicable to any series of debt securities under certain circumstances. For this purpose, "defeasance" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of any such series and to have satisfied all other obligations under such debt securities and the related indenture, except for certain specified obligations, including the following:

  •
  the rights of the holders of such debt securities to receive payments in respect of the principal of and interest on such securities when such payments are due;

  •
  the Company's obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to compensate and indemnify the trustee; and

  •
  the rights, powers, trusts, duties and immunities of the trustee.

        This covenant defeasance with respect to any series of debt securities may only occur if the following conditions are met:

  •
  the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which in accordance with their terms will provide funds, in each case, in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and each installment of interest on the outstanding debt securities of such series and any applicable mandatory sinking fund or analogous payments on the scheduled due dates therefor;

  •
  no Event of Default has occurred is continuing;

  •
  the defeasance will not result in a breach or violation of, or constitute a default under the applicable indenture;

  •
  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

    •
    a ruling of the U.S. Internal Revenue Service to the same effect; or

    •
    a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required; and

  •
  the Company has delivered to the trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the deposit and defeasance have been complied with.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination

        The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt.

        Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

  •
  renewals, extensions and refunding of any such indebtedness;

  •
  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration which shall have been declared due and payable shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as DTC), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may request, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (which we refer to as indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (which we refer to herein as a beneficial owner) is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are expected to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices are to be sent to DTC. If less than all of the debt securities within a series are being redeemed, we understand DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        In general, neither DTC nor Cede & Co. consents or votes with respect to the debt securities. We understand DTC's usual procedures are to mail an omnibus proxy to the issuer as soon as possible after the record date for any vote assigning Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

        Payments of any redemption proceeds and principal and interest payments, if any, on the debt securities will be made to DTC. Upon receipt of funds, we understand it is DTC's practice to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

        The indentures provide that no recourse shall be had under or upon any of our obligations, covenants or agreements in the indentures or in any of the debt securities, against any of our (or any successor's) incorporators, stockholders, officers or directors under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of the debt securities, by accepting the securities, waives and releases all such liability.

Trustee

        The indentures provide that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indentures. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indentures and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        We maintain banking relationships in the ordinary course of business with Wells Fargo Bank, National Association, the trustee under our senior indenture, and its affiliates.

Governing Law

        The indentures and the debt securities will be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction).

 DESCRIPTION OF CAPITAL STOCK

        The following description of the material terms of our common stock is based on the provisions of our certificate of incorporation. For more information as to how you can obtain a current copy of our certificate of incorporation, see "Where You Can Find More Information."

        Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of June 1, 2012, 168,331,117 shares of our common stock were issued and outstanding and held of record by approximately 6,315 holders; no shares of our preferred stock were issued or outstanding.

Common Stock

  Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on generally by stockholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power. Our bylaws and certificate of incorporation generally provide that stockholder action is effective upon the affirmative vote of a majority in outstanding voting power present in person or by proxy at any meeting of stockholders. However, directors shall be elected by a vote of the majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected. A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that nominee.

  Dividend Rights; Rights Upon Liquidation

        Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in the assets of Fluor legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up.

  Classification of Our Board of Directors

        Directors elected at any annual meeting of stockholders prior to our 2012 annual meeting of stockholders were divided into three classes of directors serving staggered three-year terms resulting in approximately one-third of our directors being elected each year. This limits the ability of majority stockholders or persons holding proxies to vote a majority of our shares to change control of our board of directors in fewer than two annual stockholder meetings and could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Fluor. However, under the terms of our certificate of incorporation, beginning with our 2014 annual meeting of stockholders, all of our directors will serve one-year terms, thereby eliminating the staggered nature of our board of directors. At our 2012 annual meeting of stockholders, directors whose terms expired at that meeting were elected for only a one-year term. Directors whose terms expire at our 2013 annual meeting of stockholders will also be elected for only a one-year term expiring in 2014 and directors whose terms expire at our 2014 annual meeting of stockholders will be elected or a one-year term expiring in 2015.

  Miscellaneous

        Holders of our common stock will have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by Fluor. Our common stock is listed on the New York Stock Exchange and trades under the symbol "FLR."

Preferred Stock

        Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Because our board of directors has the power to establish the designations, powers, preferences and rights of the shares of any such series of our preferred stock, holders of our preferred stock may be afforded voting rights and preferences, powers and other rights that could adversely affect the rights of holders of our common stock. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempt to obtain control of Fluor through the acquisition of our common stock.

Anti-Takeover Provisions

  General

        Certain provisions of our certificate of incorporation, our bylaws and Section 203 of the Delaware General Corporation Law may have the effect of impeding the acquisition of control of Fluor by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, the vulnerability of Fluor to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of Fluor or an unsolicited takeover attempt which is unfair to Fluor stockholders.

  Charter and Bylaw Provisions

        Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Pursuant to this authority, our board could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our capital stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Fluor by means of a merger, tender offer, proxy contest or otherwise. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Fluor without any further action by our stockholders.

        Other provisions of our certificate of incorporation and bylaws that may make it more difficult to replace our board of directors include:

  •
  the prohibition on stockholders acting by written consent;

  •
  the limitations on the ability of our stockholders to call a special meeting, although, holders of at least 25% of our outstanding shares of common stock have the right to call a special meeting of stockholders, subject to certain limitations and procedures;

  •
  requirements for advance notice for raising business or making nominations at stockholder meetings; and

  •
  the ability of the our board of directors to amend the bylaws, increase the size of our board and to fill vacancies on our board.

  Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain business combinations with an interested stockholder for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

  •
  prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

  •
  on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

        A "business combination" includes the following:

  •
  any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

  •
  any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

        Generally, an "interested stockholder" is a person who together with that person's affiliates and associates owns 15% or more of our voting stock or who is an affiliate or associate of ours and owned 15% or more of our voting stock at any time during the previous three years.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

  Transfer Agent and Registrar

        Computershare Shareowner Services LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase any combination of debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to the underwriters, dealers or agents;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any initial public offering price;

  •
  any securities exchange or market on which the securities may be listed; and

  •
  the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions,

including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly to purchasers without the involvement of any underwriters, agents or dealers. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each series of offered securities, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

        The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of Fluor Corporation included in Fluor Corporation's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Fluor Corporation's internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of December 31, 2011, given on the authority of such firm as experts in accounting and auditing.

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            % Senior Notes due

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
BNP PARIBAS

                    , 2014